CREDIT SUISSE FIRST BOSTON                       LEHMAN COMMERCIAL PAPER, INC.







                                August 6, 1997



CalEnergy Company, Inc.
302 South 36th Street
Suite 400
Omaha, Nebraska  68131

                  Re:      Commitment Letter

Dear Gentlemen:

                  You have advised Credit Suisse First Boston ("CSFB") and Lehman Commercial Paper Inc. ("LB" and, together with CSFB, sometimes referred to as "us" or "we"), that senior bank financing is required by the CalEnergy Company, Inc., a Delaware corporation (the "Company"), and that such financing will be in the form of a 3-year revolving credit facility in the amount of U.S. $150 million (the "Credit Facility"). The Credit Facility will be evidenced by a credit agreement substantially in the form of the Amended and Restated Credit Agreement, dated as of July 8, 1996 (as currently in effect, the "Existing Credit Agreement") among the Company, the banks and other financial institutions parties thereto, CSFB and National Westminster Bank PLC ("NatWest"), as L/C Issuers, NatWest, as Documentation Agent, CSFB, as Administrative Agent and CSFB and NatWest, as Co-Arrangers. The terms and conditions of the Credit Facility will be the same as the Existing Credit Facility with only such changes as are set forth in the attached Summary of Certain Terms and Conditions (the "Term Sheet").

                  We are pleased to confirm that CSFB and LB each hereby commits (the "Commitments") to provide one-half of the entire Credit Facility on the terms and conditions set forth herein and in the Term Sheet. Those matters that are not covered or made clear herein or in the Term Sheet are subject to mutual agreement of the parties. In addition, the commitment of CSFB and LB is subject to: (a) the preparation, execution and delivery of mutually acceptable loan documentation, including a credit agreement incorporating substantially the terms and conditions outlined herein and in the Term Sheet; (b) the absence of any material adverse change in the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, since December 31, 1996; (c) our not becoming aware after the date hereof of any information or other matter which is inconsistent in a material manner with any information or other matter disclosed to us prior to the date hereof; (d) prior to December 31, 1997, the absence of any competing bank credit for, or debt securities of, the Company being arranged, offered or placed, other than the facilities described in separate letters among us, unless the syndication has been completed as agreed among CSFB, LB and the Company prior to such date, (e) the Co-Arrangers shall be satisfied with the financial projections concerning the Company and its subsidiaries in connection with the Credit Facility, and (f) the other conditions set forth in the Term Sheet (including, without limitation, additional conditions precedent which, although not set forth expressly in the Term Sheet, shall be agreed to among the Company, CSFB, LB and the Lenders (as hereinafter defined), which additional conditions may, depending on the facts and circumstances existing at the time such Credit Facility is to be drawn, be similar to those listed as conditions precedent to the $250 million revolving credit facility as set forth in that separate commitment letter, dated as of the date hereof, among the Company, CSFB and LB (including those set forth in the Term Sheet referred to therein) and/or those conditions precedent to the $500 million bridge loan facility as set forth in the commitment letter, dated the date hereof, among the Company, CSFB and LB relating to such bridge loan facility and/or other mutually agreed conditions).

                  In connection with the Credit Facility, CSFB shall act as sole administrative agent, CSFB and LB shall act as co-arrangers and LB shall act as documentation agent. You agree that no other entity shall have any title with respect to the Credit Facility, or shall be appointed in the capacity of agent, co-agent or arranger without the consent of the Company, CSFB and LB. We reserve the right, prior to or after execution of the definitive documentation for the Credit Facility, to syndicate all or part of our commitment to one or more financial institutions or other "accredited investors" (as defined in Regulation D of the Securities Act) reasonably acceptable to the Company, CSFB and LB (collectively, the "Lenders" and each a "Lender") that will become parties to such definitive documentation pursuant to a syndication to be managed and controlled in all respects by CSFB and LB (including, without limitation, as to the timing of all offers to potential Lenders and acceptance of commitments, the amounts offered and the compensation provided to potential Lenders) and that CSFB would act as the sole and exclusive administrative agent for such Lenders (in such capacity, the "Agent"). By your acceptance hereof, you agree both before and after the closing of the Credit Facility to actively assist us in achieving a syndica-

CalEnergy Company, Inc.
August 6, 1997
Page 3

tion that is satisfactory to us, which assistance shall include but not be limited to: (a) making senior management and representatives of the Company and its affiliates available to participate in one or more meetings with potential Lenders at such times and places as CSFB and LB may reasonably request; (b) using all reasonable efforts to ensure that the syndication efforts benefit from the Company's and its affiliates' existing banking relationships; and (c) providing CSFB and LB with information reasonably deemed necessary to complete the syndication successfully, including, without limitation, the preparation of such offering materials as CSFB and LB may reasonably request.

                  The Company hereby represents, warrants and covenants that
(x) all information (other than projections) and data concerning the Company and its subsidiaries which has been or is hereafter furnished or otherwise made available to CSFB and LB by the Company or any of its representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made and (y) all financial projections concerning the Company and its subsidiaries which have been or are hereafter made available to CSFB and LB or any Lender have been or will be prepared based upon reasonable assumptions and will constitute the Company's and Bidco's good faith estimate of the items projected. In issuing this commitment and undertaking, CSFB and LB relying on the accuracy of the information furnished by the Company and Bidco and on the Company's and Bidco's behalf.

                  To induce us to issue this letter, the Company hereby agrees to pay on demand, whether or not the Credit Facility is closed or signed, all reasonable costs and expenses (including the reasonable fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP as counsel to the Agent, any local counsel retained to represent the Agent and all of the out-of-pocket expenses of CSFB, LB and their respective affiliates) incurred by CSFB and LB in connection with the preparation, execution and delivery of this letter and the definitive financing agreements for the Credit Facility (and our due diligence and syndication efforts in connection therewith). In addition, you hereby agree to pay when and as due the fees described in the Fee Letter referred to below. You further agree to indemnify and hold harmless CSFB, LB, each Lender and each director,

CalEnergy Company, Inc.
August 6, 1997
Page 4

officer, employee and affiliate thereof (each an "indemnified person") in connection with any losses, claims, damages, liabilities or other expenses to which any such indemnified person may become subject, insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from this letter (or any element thereof) or the extension of the Credit Facility contemplated by this letter, or in any way arise from any use or intended use of this letter or the proceeds of any of the Credit Facility contemplated by this letter, and you agree to reimburse each indemnified person for any reasonable legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such indemnified person is a party to any action or proceeding out of which any such expenses arise), provided that you shall have no obligation hereunder to indemnify any indemnified person for any loss, claim, damage, liability or expense to the extent it is determined by final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnified person. This letter is furnished for your benefit, and may not be relied upon by any other person or entity. Neither CSFB, LB, any Lender nor any of their respective affiliates shall be responsible or liable to you or any other person for consequential damages which may be alleged as a result of this letter.

                  CSFB and LB each reserves the right to employ the services of their respective affiliates in providing the services contemplated by this letter and to allocate, in whole or in part, to such affiliates certain fees payable to CSFB and LB in such manner as CSFB and LB and their respective affiliates may agree in their sole discretion. You acknowledge that CSFB and LB may share with any of their respective affiliates, and such affiliates may share with CSFB and LB, any information relating to the Company and its subsidiaries and affiliates (including, without limitation, any non-public information regarding the Company and its subsidiaries and affiliates), subject to CSFB's and LB's maintaining confidential treatment of such confidential information.

                  The provisions of the two immediately preceding paragraphs shall survive any termination of this letter.

                  The provisions of this letter are supplemented as set forth in a separate fee letter dated the date hereof from us to

CalEnergy Company, Inc.
August 6, 1997
Page 5

you (the "Fee Letter") and are subject to the terms of such Fee Letter. By executing this letter, you acknowledge that this letter, the Term Sheet and the Fee Letter are the only agreements between you, CSFB and LB with respect to the Credit Facility and set forth the entire understanding of the parties with respect thereto. None of this letter, the Term Sheet nor the Fee Letter may be changed except pursuant to a writing signed by each of the parties hereto.

                  You agree that this letter is for your confidential use only and you are not authorized to show or disclose this letter or the contents thereof in any public filing or announcement or to any other person or entity (other than your legal and financial advisors in connection with your evaluation hereof and on a confidential basis) provided that after such time as you have accepted this letter and the Fee Letter as provided below you may make such disclosure of this letter (but not the Fee Letter) as is required by law or regulation in the opinion of your counsel. If this letter is not accepted by you as provided below, you are directed to immediately return this letter (and any copies hereof) to CSFB.

                  Our commitment pursuant to this letter shall terminate at 5:00 p.m. (New York time) on August 6, 1997 unless you shall have accepted this letter and the enclosed fee letter on or prior to such date and shall in any event terminate at 5:00 p.m. (New York time) on the date which is 364 days from the date of execution of this letter unless definitive credit documentation acceptable to each of us has been executed and delivered.

                  If you are in agreement with the foregoing, please sign and return to CSFB the two enclosed copies of this letter, together with two executed copies of the accompanying fee letter fully executed by the parties thereto. This letter may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This letter, the Term Sheet and the Fee Letter shall be governed by and construed in accordance with the laws of the State of New York. The Company hereby irrevocably waives all rights to trial by jury of any actions, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this letter, the transactions contemplated

CalEnergy Company, Inc.
August 6, 1997
Page 6

hereby or the actions of CSFB or LB in negotiation, performance or enforcement hereof.

CalEnergy Company, Inc.
August 6, 1997
Page 7




                  We are pleased to have been given the opportunity to assist you in connection with the Credit Facility.

                                              Very truly yours,

                                              CREDIT SUISSE FIRST BOSTON


                                              By: /s/ Richard Carey
                                                 ---------------------------
                                                    Title: Director


                                              By: /s/ James Moran
                                                 ---------------------------
                                                    Title: Director

                                              LEHMAN COMMERCIAL PAPER INC.


                                              By: /s/ Dennis J. Dee
                                                 ------------------------------
                                                   Title:  Authorized Signatory



Agreed to and Accepted this 6th day of August, 1997.

CALENERGY COMPANY, INC.


By: /s/ Steven A. McArthur
   --------------------------
   Title:  Senior Vice President,
             General Counsel and
             Secretary

                           SUMMARY OF TERMS AND CONDITIONS

Borrower:                  CalEnergy Company, Inc. ("CalEnergy"). CalEnergy is
                           referred to herein as "Borrower."

Purpose: Borrowings shall be used for general corporate purposes, including permitted new business developments and acquisitions.

Amount:                    $150,000,000 (the "Credit Facility").

Co-Arrangers:              Credit Suisse First Boston and Lehman Commercial
                           Paper Inc.

Administrative
Agent:                     Credit Suisse First Boston (in such capacity, the
                           "Agent").

Documentation
Agent:                     Lehman Commercial Paper Inc.

Banks: A syndicate of financial institutions acceptable to Borrower and the Co-Arrangers.

Facility
Description:               A fully revolving credit facility with a final
                           maturity on the third anniversary of the Closing
                           Date. On the second and third anniversary of closing, the Credit Facility may be extended for a one-year period at the request of Borrower, subject to the consent of all of the Banks.

                           The Credit Agreement will provide that for at least one period of 30 consecutive days or at least three periods of 15 consecutive days each in each 12-month period, there shall be no outstanding Loans.

Rank: The Credit Facility will be pari passu with all existing and future senior indebtedness of the Borrower, subject to permitted liens set forth in the covenant relating to negative pledge of the Borrower described below.

Borrowing Options:         Eurodollar Rate and Base Rate.

                           Eurodollar Rate will be adjusted for
                           reserves and other regulatory
                           requirements.

                           Base Rate means the higher of Credit
                           Suisse First Boston's prime rate or the
                           federal funds rate +0.50%.

Commitment Fee:            See attached pricing schedule - A per
                           annum fee calculated on a 360-day basis
                           payable on the unused portion of the
                           Credit Facility quarterly in arrears and on termination of the Credit Facility.

Margins on Loans:          See attached pricing schedule -
                           Calculated on a 360-day basis (in the case of Eurodollar Rate Loans) or a 365 or 366 day basis (as applicable, in the case of Base Rate Loans).

Interest Payments:         Eurodollar Rate Loans, at the
                           end of each applicable Interest Period
                           or quarterly, if earlier. Base Rate Loans, on the last business day of each calendar quarter.

Interest Periods:          Eurodollar Rate Loans - 1, 2, 3
                           or 6 months, and, if available, 9 or 12
                           months.

Drawdowns:                 Minimum amounts of $1 million with
                           additional increments of $1 million.
                           Drawdowns are at the Borrower's option
                           with one business day's notice for Base
                           Rate Loans and three business days' notice for Eurodollar Rate Loans.

Prepayments:               Loans may be prepaid at the option of
                           Borrower at any time on at least three
                           business days' notice in whole or in part in minimum amounts of $1 million and integral multiples thereof; provided that
                           Borrower shall be required to indemnify
                           the Banks for funding losses resulting
                           from any prepayment other than at the end of an Interest Period.

Mandatory
Repayments:                Borrower is required to repay outstanding
                           Loans to the extent that outstanding Loans exceed the aggregate Com-
                                    mitments (including by reason of any
                                    reduction of Commitments as provided
                                    below).

Termination or
Reduction of
Commitments:               The Commitments shall terminate permanently in
                           their entirety in the event that the initial funding does not occur on or prior to September 30, 1998.

                           CalEnergy may terminate or reduce the Commitments in amounts of at least $5 million at any time on at least three business days' notice.

                           In the event that Borrower or any of its Subsidiaries shall at any time, or from time to time, receive any net proceeds in excess of $100,000,000 from Asset Dispositions made during any fiscal year, Borrower shall give prompt written notice thereof to the Agent, and the Commitments of the Banks shall, at the election of Majority Banks, be ratably reduced (pro rata with the $250 million revolving loan and letter of credit facility amending and restating the Existing Credit Agreement (the "Restated Credit Agreement"), provided that the Commitments, together with the commitments under the Restated Credit Agreement, shall not be reduced to an aggregate amount less than $250 million) by such amounts up to such excess and at such times as the Agent or Majority Banks may direct.

Representations
and Warranties:            Same as set forth in the Existing Credit Agreement
                           (except for changes indicated by *), and updated as appropriate, as follows:

                           1.       Organization.

                           2.       Authorization of Credit Documents.

                           3.       Consents.

                           4.       No Conflicts.

                           5.       Enforceability of Credit Documents.

                           6.       Title to Property; Sufficiency of Assets.

                           7.       Compliance with Law.

                           8.       No Litigation.

                           9.       Events of Default.

                           10.      Financial Condition.

                           11.      No Material Adverse Effect.

                           12.      No Default.

                           13.      No Burdensome Restrictions.

                           14.      Taxes.

                           15.      ERISA and IRC Compliance Liability.

                           16.      Funding.

                           17.      Prohibited Transactions and Payments.

                           18.      No Termination Event.

                           19.      ERISA Litigation.

                           20.      No Other Obligations.

                           21.      Margin Regulations.

                           22. Investment Company Act and Public Utility Holding Company Act of 1935.

                           23.      Environmental Matters.

                           24.      Disclosure.

                           25.      Insurance.

                           26.      SEC Filings of Borrower.

                           27. Projections (to conform to requirements set forth therefor in the Commitment Letter)*.

                           28.      Patents, Licenses, Franchises and Formulas.

Conditions
Precedent
to Closing:                Same as set forth in the Existing Credit  Agreement
                           (except for changes indicated by *), and updated as appropriate, as follows:

                           1.       Certificate of Incorporation or
                                    Organizational Documents.

                           2.       Certificate of Good Standing.

                           3.       Certificate of Qualification.

                           4.       By-laws and Resolutions.

                           5.       Incumbency Certificate.

                           6.       Opinions of Counsel.

                           7.       Fees.

                           8.       Notes.

                           9. Notice of Borrowing or Request for Letter of Credit Issuance.

                           10.      Officer's Certificate.

                           11.      Confirmation of Agent for Service.

                           12.      Financial Statements.

                           13.      Performance of Agreements.

                           14.      Government Approvals and Litigation.

                           15.      Material Adverse Effect.

                           16.      Projections.

                           17.      Compliance with Margin Regulations.*

                           18. Execution and delivery of the Restated Credit Agreement with terms consistent with the Credit Facility.*

                           In addition to the foregoing, additional conditions precedent shall be agreed to among the Borrower, the Agent, the CoArrangers and the Lenders pursuant to separate documentation.* In the event that the parties fail to agree on such additional conditions, the Borrower acknowledges that the conditions precedent to Closing shall not be satisfied.

Conditions to all
Borrowings and
Issuance:                  1. Accuracy of representations and
                           warranties, including absence of material adverse change to the Borrower.

                           2.       Absence of default.

                           3. The sum of all Loans shall not exceed the total amount of all Commitments.

Covenants:                 Same as set forth in the Existing Credit Agreement
                           (except for changes indicated by *), as follows:

                           1.       Payment of Taxes.

                           2.       Maintenance of Insurance.

                           3.       Preservation of Corporate Existence.

                           4.       Compliance with Laws.

                           5.       Inspection Rights.

                           6. Keeping of books by Borrower and its Subsidiaries in accordance with GAAP.

                           7.       Maintenance of Properties.

                           8.       Reporting Requirements.

                           9.       Use of Proceeds.

                           10.      Use of Net Cash Proceeds from Asset
                          Dispositions. In the event that the Borrower's senior unsecured debt rating established by Standard and Poors Inc. or Moody's Investor Services Inc. is at least BB- or Ba3, respectively, Borrower shall use the Net Cash Proceeds from any Asset Disposition within 365 days of such Asset Disposition or receipt of the Net Cash Proceeds thereof to either (i) invest in the business of Borrower, any of its Restricted Subsidiaries or any Eligible Joint Venture or (ii) apply such Net Cash Proceeds to the payment of any Debt of Borrower or any of its Restricted Subsidiaries or any Eligible Joint Venture (or as otherwise required under the terms of such Debt), provided that, no such payment of Debt
                          (A) under the Credit Agreement evidencing the Credit Facility or any other revolving credit agreement shall count for this purpose unless the related loan commitment, standby facility or the like shall be permanently reduced by an amount equal to the principal amount so repaid and (B) owed to Borrower, a Restricted Subsidiary thereof or an Eligible Joint Venture shall count for this purpose. If in the case of any sale of assets located outside the United States, repatriation of proceeds is prohibited or delayed under applicable law, or such registration would result in material adverse tax consequences to Borrower, Borrower's obligations in respect of the applicable net proceeds may be returned outside the United States until such prohibition, delay or adverse consequence no longer continues.*

                           Remainder of this covenant shall be the same as set forth in the Existing Credit Agreement.

                           11. Negative pledge with respect to Borrower with customary exceptions.

                           12. Negative pledge with respect to Restricted Subsidiaries and Eligible Joint Ventures with customary exceptions.

                           13.      Limitations on Fundamental Changes.

                           14.      Nature of business.

                           15.      Fiscal Year.

                           16.      Limitations on transactions with affiliates.

                           17.      Restricted Payments.

                           18. Limitations on Debt. Borrower shall not create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Debt, except:

                                    (i)     subject to clean-up periods, the
                                            Obligations under the Credit
                                            Agreement; and

                                    (ii)    other Debt the incurrence of which
                                            was permitted under the
                                            following proviso;

                           provided that no Debt may be incurred by Borrower, unless after giving effect thereto, (i) no Default or Event of Default would exist or be created thereby, (ii) the Borrower's senior unsecured debt is rated at least both BB- by Standard & Poors Inc. and Ba3 by Moody's Investor Services Inc., and
                           (iii) either (after giving effect to such incurrence, the use of the proceeds thereof and giving pro forma effect to acquisitions and dispositions as of the beginning of the measurement period) (A) the Cash Flow Coverage Ratio is not less than 2.00 to 1.00 as of the date of incurrence of such Debt or (B) the Borrower's senior unsecured debt rating shall not be downgraded below BB or Ba2, as the case may be.*

                           Other provisions of this covenant shall be as set forth in the Existing Credit Agreement.

                           19.      Subordinated Debt.

                           20.      Compliance with ERISA.

                           21.      No Restrictions on Distributions.

                           22.      Limitation on Certain Sale-Leasebacks.

                           23.      Limitation on Sale of Subsidiary Preferred
                                    Stock.

                           24.      Restrictions on Acquisitions, Etc.*
                           Borrower shall not, and shall not permit any of its Restricted Subsidiaries or any Eligible Joint Venture to, in any fiscal year, make any acquisition of any capital stock or equity interest of any person or entity (other than investments in Restricted Subsidiaries or Eligible Joint Ventures made in connection with the development, construction, design, operation, servicing or management of one or more newly developed or constructed or existing Permitted Facilities), or the purchase or acquisition of all or a substantial part of the assets or business of, any person or entity unless, after giving effect to any such purchase or acquisition, the equity contribution component of any such purchase or acquisition price to be paid in such cash therefor, together with the equity contribution component of any such cash purchase or acquisition price of all other purchases and acquisitions during such year (excluding the acquisition of New York State Electric & Gas Corporation or any equity interests therein), does not exceed 5.00 times the Parent Net Operating Cash Flow (defined as the sum of dividends from any Subsidiary, management fees, royalty fees, net proceeds from exercise of options granted to purchase capital stock of Borrower, tax sharing payments, consulting service revenues, interest income on cash held by Borrower, and all other cash flows from Subsidiaries to Borrower other than the proceeds of any material disposition of any interest therein other than in connection with a recapitalization, minus corporate overhead, development costs, royalty payments of Borrower, taxes of Borrower and its Subsidiaries and all distributions to Subsidiaries (whether in the form of loans, advances, capital contributions, management fees, or otherwise)) for such year.

                           25.      Cash Flow Coverage Ratio.

                           26.      Total Debt to Cash Flow Ratio.

                           27.* Consolidated EBITDA to Consolidated Interest Expense. On a trailing four quarters basis, the ratio of Consolidated EBITDA (defined as earnings before interest, taxes, depreciation and amortization on a consolidated basis) to Consolidated Interest Expense (defined as total interest expense of the Borrower on a consolidated basis) shall not be greater than the levels to be mutually agreed upon.

                           28.* Consolidated Debt to Capital. On a trailing four quarters basis, the ratio of Consolidated Total Debt to Capital (defined as the sum of Consolidated Total Debt of the Borrower plus stockholders' equity of the Borrower and its Subsidiaries shall not be greater than the levels to be mutually agreed upon.

Events of Default:         Same as set forth in the Existing Credit Agreement
                           (except for changes indicated by *) as follows:

                           1. Failure to pay any interest, principal, or fees payable under the Credit Agreement when due.

                           2. Violation of any covenant or agreement in the Credit Agreement (subject to grace periods and cure rights, where appropriate).

                           3. Representations or warranties false in any material respect when made.

                           4. Borrower shall fail to make any payment of principal of $1 million or more with respect to debt, within any applicable grace period, whose aggregate principal amount is $50 million or more or any interest or premium thereon, when due.

                           5. Change of ownership or control. Triggers if a person or group, other than the Kiewit Entities, acquires more than 35% of the voting stock of Borrower.*

                           6. An event of default shall have occurred under the Indenture, dated as of March 24, 1994, between the Borrower and IBJ Schroder Bank & Trust Company, relating to Borrower's 10 1/4% Senior Discount Notes due 2004, in the aggregate amount of $529,640,000, in the Indenture, dated as of September 20, 1996, between the Borrower and IBJ Schroder Bank & Trust Company, relating to Borrower's 9 1/2% Senior Notes due 2006, in the aggregate amount of $225,000,000, in the Restated Credit Agreement or in respect of any other agreement evidencing debt with an aggregate original principal amount of $100,000,000 or more.*

                           7. Other usual defaults with respect to Borrower and its Subsidiaries, relating to taxes, insolvency, bankruptcy, ERISA, judgment defaults and invalidity of any provision of any credit document (if such invalidity is reasonably expected to have a Material Adverse Effect (as defined in the Existing Credit Agreement).

Increased Costs/
Change of
Circumstances:             The Credit Agreement will contain provisions the
                           same as set forth in the Existing Credit Agreement with respect to protecting the Banks in the event of unavailability of funding, illegality, increased costs and funding losses.

Indemnification:           Borrower will indemnify the Banks the same as set
                           forth in the Existing Credit Agreement with respect to all losses, liabilities, claims, damages, or expenses relating to their Loans, the Credit
                           Agreement, Borrower's use of Loan
                           proceeds or the Commitments, including but not limited to reasonable attorneys' fees and settlement costs.

Assignments and
Participation:             Banks will have the right to transfer or sell
                           participations in their Loans or Commitments, the same as set forth in the Existing Credit Agreement with respect to with the transferability of voting rights limited to changes in principal, rate, fees and term. Assignments, which must be in amounts of at least $5 million, will be allowed with the consent of Borrower and the Agent, provided that no such consent shall be required for assignment within the Bank group, to Banks' affiliates or to the Federal Reserve Bank.

Co-Arrangers'
Counsel:                   Skadden, Arps, Slate, Meagher & Flom LLP.

Governing Law:             State of New York.

                               PRICING SCHEDULE


                  The "Applicable Margin," "Applicable Commitment Fee Rate" and "Applicable L/C Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:


---------------------------------------------------------------------------------------------------------------------
             Status                  Level I        Level II         Level III         Level IV          Level V
---------------------------------------------------------------------------------------------------------------------
Applicable Margin -
Eurodollar Rate Loans                    0.75%           1.25%             1.50%            1.75%            2.25%
---------------------------------------------------------------------------------------------------------------------
Applicable Margin -
Base Rate Loans                          0.00%           0.00%             0.25%            0.50%            1.00%
---------------------------------------------------------------------------------------------------------------------
Applicable Commit-
ment Fee Rate                            0.25%           0.30%             0.30%            0.375%           0.50%
---------------------------------------------------------------------------------------------------------------------
Applicable L/C Fee
Rate                                     0.75%           1.25%             1.50%            1.75%            2.25%
---------------------------------------------------------------------------------------------------------------------

                  For purposes of this Schedule, the following terms have the following meanings:

                  "Level I Status" exists at any date if, at such date, Borrower's senior unsecured long-term debt is rated both BBB- or higher by S&P and Baa3 or higher by Moody's.

                  "Level II Status" exists at any date if, at such date (i) Borrower's senior unsecured long-term debt is rated both BB+ or higher by S&P and Ba1 or higher by Moody's and (ii) Level I Status does not exist.

                  "Level III Status" exists at any date if, at such date (i) Borrower's senior unsecured long-term debt is rated both BB or higher by S&P and Ba2 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

                  "Level IV Status" exists at any date if, at such date (i) Borrower's senior unsecured long-term debt is rated both BB- or higher by S&P and Ba3 or higher by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

                  "Level V Status" exists at any date if, at such date, no other Status exists.

                  "Status" refers to the determination which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of Borrower (including, if no senior unsecured long-term debt securities of Borrower are outstanding, any such ratings that Moody's or S&P has explicitly stated may be implied from the ratings it has assigned to Borrower's outstanding subordinated unsecured long-term debt securities) without third-party credit enhancement, and any rating assigned to any other debt security of Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.